EXHIBIT 99.5

INSTRUCTION TO REGISTERED HOLDER
From Beneficial Owner
of
5.15% Notes due 2014
and/or
6.25% Notes due 2019
of
Illinois Tool Works Inc.

To DTC Participant:

The undersigned hereby acknowledges receipt of the Prospectus dated          , 2009 (the “Prospectus”) of Illinois Tool Works Inc. (the “Company”), and accompanying Letter of Transmittal (the “Letter of Transmittal”) that together constitute the Company’s offer (the “Exchange Offer”) to exchange $2,000 principal amount and integral multiples of $1,000 in excess thereof of 5.15% Notes due 2014 and 6.25% Notes due 2019 (the “Exchange Notes”) of the Company, which have been registered under the Securities Act of 1933, as amended, for each $2,000 principal amount and integral multiples of $1,000 in excess thereof of outstanding 5.15% Notes due 2014 and 6.25% Notes due 2019 (the “Original Notes”) of the Company. Capitalized terms used but not defined have the meanings assigned to them in the Prospectus.

This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (fill in amount):

$           of Original Notes

With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐	To TENDER the following Original Notes held by you for the account of the undersigned (insert principal amount of Original Notes to be tendered (if any)):

$           of Original Notes*

or

☐	NOT to TENDER any Original Notes held by you for the account of the undersigned.

* Exchange Notes and the untendered portion of Original Notes must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If the undersigned instructs you to tender Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the Exchange Notes, whether or not such person is the undersigned, (ii) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the Exchange Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iii) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes (x) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission set forth in the Morgan Stanley & Co. Incorporated no-action letter (available June 5, 1991) or the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) or similar letters, (iv) the undersigned and each person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement and (v) neither the undersigned nor any person receiving any Exchange Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company, as defined under Rule 405 under the Securities Act. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

SIGN HERE

Signature(s) of Owner(s)

Date:

Name(s):
(Please Print)

Capacity (Full Title):

Address:
(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

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